Exhibit 11.2

                              ANDERSEN GROUP, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    FOR THE SIX MONTHS ENDED AUGUST 31, 1997


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

                                                                               NUMBER OF SHARES OF
                                                                                COMMON STOCK AND
                                                                                  COMMON STOCK
                                                                                   EQUIVALENTS
                                                                                   OUTSTANDING

                                                              NET INCOME

Calculation of Primary Earnings Per Share:
Unadjusted amounts                                                $2,181,000              1,934,478
Impact of exercise of stock options,
  net of treasury shares that could be
  repurchased using average price of
  stock of $5.55 per share                                                -                  18,967
                                                          ------------------            -----------
                                                                  $2,181,000              1,953,445
                                                                  ==========              =========
Primary Earnings Per Share                                                                                     $1.12

Calculation of Fully Diluted Earnings Per Share:
Unadjusted amounts                                                $2,181,000              1,934,478
Impact of conversion of 10.5%
  Convertible Subordinated Debentures                                189,000                370,322
Impact of conversion of
  Preferred Stock                                                    209,000                496,227
Impact of exercise of stock
  options, net of treasury shares
  that could be repurchased using
  period end price of $6.75 per share                                      -                 26,329
                                                          ------------------           ------------
                                                                  $2,579,000              2,827,356
                                                                  ==========              =========

Fully Diluted Earnings Per Share                                                                               $0.91

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